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LAW OFFICES
SHEFSKY & FROELICH LTD.

444 NORTH MICHIGAN AVENUE
CHICAGO, ILLINOIS 60611
                                                                IN REFERENCE TO:
TELEPHONE (312) 527-4000
FACSIMILE (312) 527-5921                                             029160-0001
E-MAIL SFLTD@SHEFSKYLAW.COM



                                 January 6, 2004

Arlington Hospitality, Inc.
2355 South Arlington Heights Road
Arlington Heights, Illinois  60005

         RE:      ARLINGTON HOSPITALITY, INC. REGISTRATION ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to Arlington Hospitality, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and relating to the registration of 750,000 shares of common stock, par value $0.005 per share (the "Shares"). All of the Shares will be issued by the Company upon (i) the vesting of restricted stock awards under the Arlington Hospitality, Inc. 2003 Non-Employee Director Restricted Stock Plan (the "RSP"); and (ii) the exercise of options, the vesting of restricted stock awards or the vesting of certain other awards under the Arlington Hospitality, Inc. 2003 Long-Term Incentive Plan (the "LTIP" and together with the RSP, the "Plans" and each a "Plan").

         For purposes of this opinion, we have reviewed the Registration Statement and have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Certificate of Incorporation, as amended to date; (ii) the Bylaws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; and (iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

         We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation. Further, our opinion, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance,

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reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and
(ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

         We are admitted to the practice of law only in the State of Illinois and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Illinois and the General Corporation Law of the State of Delaware, as currently in effect.

         On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Shares, when issued in accordance with the Plans for the consideration set forth therein, will be validly issued, fully-paid and non-assessable.

         We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                            Very truly yours,


                                            /s/ Shefsky & Froelich Ltd.
                                            ---------------------------------
                                            SHEFSKY & FROELICH LTD.



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